
<ARTICLE> 5
<LEGEND>
The schedule contains summary financial information extracted from Dean
Witter Select Futures Fund L.P. and is qualified in its entirety by reference to such financial instruments.
</LEGEND>

<PERIOD-TYPE>                   9-MOS
<FISCAL-YEAR-END>                          SEP-30-1997
<PERIOD-END>                               SEP-30-1997
<CASH>                                     167,323,069
<SECURITIES>                                         0
<RECEIVABLES>                                1,351,349<F1>
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                             174,523,788<F2>
<CURRENT-LIABILITIES>                                0
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                             0
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>               174,523,788<F3>
<SALES>                                              0
<TOTAL-REVENUES>                            22,512,352<F4>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                            12,582,769
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                              9,929,583
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                          9,929,583
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                 9,929,583
<EPS-PRIMARY>                                        0
<EPS-DILUTED>                                        0

<F1>Receivables include interest receivable of $599,049 and due from DWR of $752,300.
<F2>In addition to cash and receivables, total assets include net unrealized gain on open contracts of $5,849,370.
<F3>Liabilities include redemptions payable of $1,509,195, accrued brokerage commission of $659,487, accrued management fees of $434,266, administrative expenses payable of $110,121 and accrued transaction fees and costs of $47,754.
<F4>Total revenue includes realized trading revenue of $17,548,841, net change in unrealized of $(628,624) and interest income of $5,592,135.

